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                                                                    EXHIBIT 1.02

                            EXCEL REALTY TRUST, INC.
                            (a Maryland Corporation)

                          6 7/8% Senior Notes due 2004

                                 TERMS AGREEMENT


                                                                 October 9, 1997


To:     Excel Realty Trust, Inc.
        16955 Via Del Campo, Suite 100
        San Diego, California  92127


Ladies and Gentlemen:

        We understand that Excel Realty Trust, Inc., a Maryland corporation (the "Company"), proposes to issue and sell $75,000,000 aggregate principal amount of its 6 7/8% Senior Notes due October 15, 2004 (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.


                                                                   Principal Amount
Underwriter                                                        of Underwritten Securities
-----------                                                        --------------------------

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated....................................          $33,750,000

Prudential Securities Incorporated..............................            7,500,000

Salomon Brothers Inc............................................           18,750,000

Smith Barney Inc................................................            7,500,000

UBS Securities LLC..............................................            7,500,000
                                                                           ----------

     Total                                                                $75,000,000
                                                                          ===========


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           The Underwritten Securities shall have the following terms:


                    6 7/8% SENIOR NOTES DUE OCTOBER 15, 2004

Title:  6 7/8% Senior Notes due 2004
Rank: The Underwritten Securities will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.
Ratings:  Baa3 from Moody's Investors Service, Inc. and BBB- from Standard &
        Poor's Corporation.
Aggregate principal amount: $75,000,000
Denominations:  $1,000 and integral multiples thereof
Currency of payment:  United States Dollars
Interest rate or formula:  6 7/8% per annum
Interest payment dates: April 15 and October 15, commencing April 15, 1998 Regular record dates: April 1 and October 1
Stated maturity date: October 15, 2004
Redemption provisions: The Underwritten Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 2002, at the redemption prices set forth in the Prospectus Supplement dated October 9, 1997 relating to the Debt Securities, plus accrued and unpaid interest.
Fixed or Variable Price Offering: Fixed Price Offering
        If Fixed Price Offering, initial public offering price per share:
        99.415% of the principal amount, plus accrued interest, if any, from October 15, 1997.
Purchase price per share: 98.79% of principal amount, plus accrued interest, if any, from October 15, 1997.
Form:  Global Note
Other terms and conditions:  None
Closing date and location: October 15, 1997, 9:00 AM EST, Brown & Wood LLP, One
        World Trade Center, New York, New York 10048.


        All of the provisions contained in the document attached as Annex I hereto entitled "EXCEL REALTY TRUST, INC.-- Common Stock, Preferred Stock, Depositary Shares, Warrants and Debt Securities--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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        Please accept this offer no later than 6:00 P.M. (New York City time) on
October 9, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                             Very truly yours,

                             MERRILL LYNCH & CO.
                             Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated
                             PRUDENTIAL SECURITIES INCORPORATED
                             SALOMON BROTHERS INC.
                             SMITH BARNEY INC.
                             UBS SECURITIES LLC


                             By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED


                             By:  /s/ Daniel J. Campbell
                                  -----------------------------------------
                             Name: Daniel J. Campbell
                             Title: Authorized Signatory

                             Acting on behalf of itself and the other named Underwriters.


Accepted:

EXCEL REALTY TRUST, INC.

By: /s/ Graham R. Bullick
    ------------------------------------
    Name:  Graham R. Bullick
    Title: Senior Vice President


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